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                                                                  Exhibit 10(e)

                    1996 TENET SPECIAL RETIREMENT PLAN TRUST


     This Trust Agreement ("Trust Agreement") is made and entered into this 30th day of October, 1996, by and between Tenet Healthcare Corporation, a Nevada corporation, the "Company") and United States Trust Company of New York, (the "Trustee") with reference to the following facts:

     A. Company has agreed to certain non-qualified retirement benefits under individual participant agreements (the "Agreements"). A schedule of the Agreements is attached hereto as EXHIBIT A. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreements.

     B. Company has incurred or expects to incur liability under the terms of such Agreements with respect to the individual parties to such Agreements ("Participants").

     C. Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event the Company is Insolvent, as defined in Section 3(a) herein, until paid to Participants or their spouses in such manner and at such times as specified in the Agreements.

     D. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreements as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

     E. It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Agreements.



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     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.     ESTABLISHMENT OF TRUST.
       (a) Company hereby deposits with Trustee in trust 60,000 shares of the $.075 par value per share common stock of Company, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

       (b) The Trust shall become irrevocable upon approval by the Board of Directors. Company shall provide a certified copy of the resolution of the Board of Directors stipulating that the Trust has been approved by them.

       (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

       (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Neither Participants nor their spouses shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreements and this Trust Agreement shall be mere unsecured contractual rights of Participants against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event Company is Insolvent, as defined in Section 3(a) herein.

       (e) As soon as possible, but no later than thirty (30) days, following the occurrence of a Change of Control, as defined in Section 13(d) herein, Company shall make an irrevocable contribution to the Trust in an amount that is sufficient, together with all assets held by the Trust as of the date of such Contribution, to pay to each Participant and the Participant's spouse, on a pre-tax basis, the benefits to which each Participant and each Participant's spouse are entitled pursuant to


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the terms of the Agreements as of the date on which the Change of Control occurred. Company shall notify the Trustee immediately upon the occurrence of a Change of Control.

Section 2.     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.
       (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her spouse), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their spouses in accordance with such Payment Schedule. The Trustee shall not be responsible for determining the accuracy of the amounts to be paid according to the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes pursuant to the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

       (b) The entitlement of a Participant or his or her spouse to benefits under the Agreement shall be determined by Company or such party as it shall designate under the Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Agreement.

       (c) Company may make payment of benefits directly to Participants or their spouses as they become due under the terms of the Agreement. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their spouses. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.     TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN COMPANY IS
INSOLVENT.

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       (a)     Trustee shall cease payment of benefits to Participants and their spouses if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

              (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or their spouses.

              (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

              (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants or their spouses and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their spouses (if the Participant has died and was entitled to benefits under an Agreement at the time of the Participant's death) to pursue their rights as general creditors of Company with respect to benefits due under the Agreements or otherwise. Trustee shall resume the payment of benefits to Participants or their spouses in accordance with
Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer

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Insolvent).

       (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due and not paid to Participants or their spouses under the terms of the Agreements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their spouses of Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.     PAYMENTS TO COMPANY.
        Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their spouses pursuant to the terms of the Agreements.

Section 5.     INVESTMENT AUTHORITY.
        Prior to the occurrence of a Change of Control, it is the intent of Company that the Trustee shall invest the contributions to the Trust in shares of common stock of Company. Trustee may invest in securities (including stock or right to acquire stock) or obligations issued by Company.
 All rights associated with assets of the Trust shall be exercised by Trustee, or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants. Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Prior to the occurrence of a Change of Control, the Trustee shall hold the stock or other assets until such time as the stock or other assets must be liquidated to pay Participants or their spouses benefits under the Agreements or until such time as the Trustee determines it to be clearly imprudent to retain the stock or other assets to preserve the principal balance required to maintain adequate funding for future payments due to Participants or their spouses.

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        Company represents and warrants that it has filed and will file with the Securities and Exchange Commission and with all applicable state agencies or authorities all required registration statements relating to shares of Company stock and other interests which may be issued under the Agreement. The Employer acknowledges that it is and shall be responsible for, and that the Trustee shall not be responsible for, preparing or filing such registration statements or for the accuracy of statements contained therein, or for preparing or filing any other reports, statements or filings required under federal or state securities laws with respect to the Trust's investment in Company stock. Notwithstanding the foregoing to the contrary, Company may in its sole discretion choose to deliver to the Trust unregistered Company stock under an exemption from the registration requirements of federal or state securities laws, as the case may be.

Section 6.     DISPOSITION OF INCOME.
        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.     ACCOUNTING BY TRUSTEE.
        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as the date of such removal or resignation, as the case may be.

Section 8.     RESPONSIBILITY OF TRUSTEE.
       (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances

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then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Agreement or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such reasonable costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

       (c) Trustee may consult with legal counsel (who also may be counsel for Company generally) with respect to any of its duties or obligations hereunder.

       (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

       (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

       (f) Notwishstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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       (g)     Notwithstanding any provision in this Agreement to the
contrary, in the event of a Change of Control, the Trustee is hereby directed to sell any and all shares of Company stock, other Company securities or other stock that is received by the Trustee in exchange for such Company stock as a result of the Change of Control, which the Trustee holds as a Trust asset, within thirty (30) days of such Change of Control. The Trustee shall invest any and all proceeds that it receives as a result of such sales that are not immediately needed in order to make distributions to Participants and their spouses in United States government securities and/or securities of United States government agencies with average portfolio maturity of two (2) years. Additionally, if the Trustee sells any Company stock prior to a Change of Control, the proceeds from any such sale that are not immediately needed in order to make distributions to participants and their spouses also shall be invested by the Trustee in United States government securities and/or securities of United States government agencies with average portfolio maturity of two (2) years.

Section 9.     COMPENSATION AND EXPENSES OF TRUSTEE.
        Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. In the event of a Change of Control or any other matter, which in the Trustee's reasonable discretion requires the Trustee to perform services in addition to the Trustee's custodial and investment responsibilities under this Agreement, the Trustee shall be entitled to an additional fee as provided in this
Section 9. The Trustee shall be compensated at its normal hourly rates for all reasonable additional services and for the reasonable fees and expenses of its counsel or other experts required to be engaged by the Trustee. Such amounts shall be paid by Company to the Trustee within thirty (30) days of billing, provided that if timely payment is not made by the Company, the Trustee may discharge any such obligation out of the Trust assets, regardless of whether the Trust is fully funded. In the event of the termination of the Trust or the removal or resignation of the Trustee, the Trustee shall be entitled to withhold out of the Trust assets all amounts due to the Trustee pursuant to this Section 9. This Section 9 shall supersede any conflicting provision of this Trust Agreement or the Agreements.

Section 10.    RESIGNATION AND REMOVAL OF TRUSTEE.
       (a) Trustee may resign at any time by written notice to Company, which shall be

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effective ninety (90) days after receipt of such notice unless Company and
Trustee agree otherwise, provided a successor Trustee has been appointed and has accepted such appointment.

       (b) Subject to Section 10(c), Trustee may be removed by Company on ninety (90) days notice or upon shorter notice accepted by Trustee.

       (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for ten (10) years.

       (d) If Trustee resigns within ten (10) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation.

       (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets subsequently shall be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

       (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. if no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.    APPOINTMENT OF SUCCESSOR.
       (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust

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assets.  The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

       (b)     If Trustee resigns or is removed pursuant to the provisions of
Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

       (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.    AMENDMENT OR TERMINATION.
       (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

       (b) The Trust shall not terminate until the date on which Participants and their spouses are no longer entitled to benefits pursuant to the terms of the Agreement unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

       (c) Upon written approval of all Participants and spouses (if the Participant has died and was entitled to benefits under the Agreement at the time of the Participant's death) entitled to

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payment of benefits pursuant to the terms of the Agreement, Company may terminate this Trust prior to the time all benefit payments under the Agreement have been made. Company shall provide verification to the Trustee that all Participants and such spouses entitled to benefits under an Agreement have in fact approved the termination of the Trust. All assets in the Trust at termination shall be returned to Company.

       (d)     Sections 1(e), 4, 5, 8(g), 10(c), 10(d), 12(d) and 13(d) of
this Agreement may not be amended by Company for ten (10) years following a Change in Control, as defined herein.

Section 13.    MISCELLANEOUS.
       (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       (b) Benefits payable to Participants and their spouses under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent pre-empted by ERISA.

       (d) For purposes of this Trust, a Change of Control shall be deemed to have occurred if after April 1, 1994 (a) any person (as defined in Section 13(c) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner directly or indirectly of twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities or (b) individuals who, as of April 1, 1994, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (i) any individual who becomes a director of the Company subsequent to April 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board and (ii) no individual who was elected

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initially (after April 1, 1994) as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

       (e) If a Participant or spouse is required to institute a legal proceeding in order to enforce his or her rights under this Agreement and such Participant or spouse prevails in such legal proceeding, then Company shall reimburse such Participant or spouse for the reasonable legal fees and expenses incurred in bringing and prosecuting such legal proceeding.

Section 14.    EFFECTIVE DATE.
        The effective date of this Trust Agreement shall be the date first written above.






















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        IN WITNESS WHEREOF, the undersigned have executed this Trust
Agreement as of the date first written above.

                              "COMPANY"
                              TENET HEALTHCARE CORPORATION

                              By:       /s/ SCOTT M. BROWN
                                        ------------------------
                              Its:      Senior Vice President
                                        ------------------------


                              "TRUSTEE"
                              UNITED STATES TRUST COMPANY OF NEW YORK

                              By:       /s/ CHARLES E. WERT
                                        ------------------------

                              Its:      Executive Vice President
                                        ------------------------

                              United States Trust Company of New York
                              770 Broadway
                              New York, New York 10003-9598
                              Telephone: 212-388-4339














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                                                                EXHIBIT A

                             Participant Agreements

1. Employment Agreement, dated as of October 4, 1996, between Tenet HealthSystem Medical, Inc. and R. Gary Goff.

2. Employment Agreement, dated as of October 4, 1996, between Tenet HealthSystem Meeical, Inc. and Gary Glasscock.